UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 14, 2022

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain New Executive Officers

On July 15, 2022, the Board of Directors of Vishay Intertechnology, Inc. (“Vishay” or the “Company”) appointed two new executive officers, effective January 1, 2023, as part of the Company’s executive transition plan.

Mr. Roy Shoshani, 49, will be promoted to the position of Executive Vice President – Chief Technical Officer.  Mr. Shoshani has held various positions of increasing responsibility since joining Vishay in 2004, including Deputy to the Chief Technical Officer (since 2021), Vice President Integrated Circuits Division (since 2009), and Vice President R&D – Semiconductors (2019-2021).  Prior to joining Vishay, Mr. Shoshani worked for Harmonic.  Mr. Shoshani’s experience with Vishay includes divisional leadership roles in R&D, marketing, business development and operations.

Mr. Peter Henrici, 67, will be promoted to the position of Executive Vice President – Corporate Communications, a newly created role.  Mr. Henrici will continue to serve as the Corporate Secretary. Mr. Henrici has held various positions in marketing communications, investor relations, and corporate treasury departments since joining Vishay in 1998.  Mr. Henrici has been responsible for corporate communications since 2005 and he was appointed Corporate Secretary in 2012.

The compensation arrangements with Mr. Shoshani and Mr. Henrici are described below under the heading “Executive Employment Agreements.”

Except as disclosed herein, Mr. Shoshani was not appointed to his new position pursuant to any arrangement or understanding between Mr. Shoshani and any other person.  Mr. Shoshani is the brother of director Ziv Shoshani.

Except as disclosed herein, Mr. Henrici was not appointed to his new position pursuant to any arrangement or understanding between Mr. Henrici and any other person.  There are no family relationships between Mr. Henrici and the directors or other executive officers of the Company.

On July 18, 2022, Vishay issued a press release announcing these appointments and the planned departures described below under the heading “Departure of Certain Executive Officers.”  This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Departure of Certain Executive Officers

Also on July 18, 2022, Vishay announced that Mr. Johan Vandoorn, Executive Vice President – Chief Technical Officer, Mr. Clarence Tse, Executive Vice President and Business Head Semiconductors, and Mr. David Valletta, Executive Vice President – Global Sales, will leave Vishay effective December 31, 2022, as part of the Company’s executive transition plan.

Mr. Vandoorn will be succeeded by Mr. Shoshani, as described above.  The responsibilities of Mr. Tse will be absorbed by the Chief Operating Officer.  The Company has not yet named a successor to Mr. Valletta.

Each departing executive is expected to continue to perform services, including assisting with the transition of their responsibilities, through December 31, 2022 and will continue to be compensated in accordance with existing arrangements through that time.  The Board of Directors has determined that each executive’s termination of employment on December 31, 2022 will be without cause.  Accordingly, provided that an executive’s employment is not earlier terminated due to his death, disability or a termination for cause, each departing executive will be entitled to severance benefits consistent with those described in his employment agreement, each of which has been filed with the U.S. Securities and Exchange Commission (“SEC”) and listed in the exhibit index of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 23, 2022.  Generally, these severance benefits consist of three years of base salary continuation, an annual bonus for 2022 based on actual performance, the vesting of outstanding time-based equity grants and the survival of outstanding performance-based equity grants (which will vest or be forfeited based on actual performance through the end of the applicable performance periods).  The severance benefits are conditioned upon the executive signing a release of claims and complying with his pre-existing restrictive covenants.

Executive Employment Agreements

As previously announced, effective January 1, 2023, Mr. Joel Smejkal will become our President and Chief Executive Officer and Mr. Jeff Webster will become our Executive Vice President – Chief Operating Officer, as part of the Company’s executive transition plan.

As part of the executive transition plan, on July 14, 2022, the Compensation Committee of the Board of Directors approved the execution of an employment agreement with Mr. Shoshani, and approved restatements of the employment agreements of Messrs. Smejkal, Webster and Henrici.  The Compensation Committee also approved certain amendments to conform the employment agreements of Ms. Lori Lipcaman, our Executive Vice President and Chief Financial Officer, and Mr. Andreas Randebrock, our Executive Vice President – Global Human Resources, to the agreements of Messrs. Smejkal, Webster, Shoshani, and Henrici.  (Collectively, the employment agreements with Messrs. Smejkal, Webster, Shoshani, Henrici, and Randebrock and Ms. Lipcaman, as amended, are herein referred to as the “Executive Employment Agreements.”)  The Executive Employment Agreements are each effective as of January 1, 2023.

Pursuant to the Executive Employment Agreements, the minimum base salaries for 2023 were established as follows (with approximate U.S. dollar equivalents based on the average exchange rate for 2021, the same rate used in Vishay’s most recent proxy statement):

Joel Smejkal	$900,000
Lori Lipcaman	€476,000 (approximately $560,000)(2)
Jeff Webster	ILS 1,850,000 (approximately $570,000)(1)
Roy Shoshani	$465,000
Andreas Randebrock	€345,000 (approximately $410,000)(2)
Peter Henrici	$410,000

(1) Salary will be paid in Israeli shekels
(2) Salary will be paid in euro

Pursuant to the Executive Employment Agreements, Messrs. Smejkal, Webster, Shoshani, and Randebrock and Ms. Lipcaman will each be eligible for an annual cash bonus with a target amount equal to his or her annual base salary.  Mr. Henrici will be eligible for an annual cash bonus with a target amount equal to 30% of his annual base salary.

Pursuant to the Executive Employment Agreements, in 2023, each executive officer will be eligible for an equity grant with a minimum underlying stock value on the grant date as follows (with approximate U.S. dollar equivalents based on the average exchange rate for 2021, the same rate used in Vishay’s most recent proxy statement):

Joel Smejkal	$2,300,000
Lori Lipcaman	€800,000 (approximately $950,000)
Jeff Webster	ILS 4,350,000 (approximately $1,350,000)
Roy Shoshani	$780,000
Andreas Randebrock	€210,000 (approximately $250,000)
Peter Henrici	$400,000

The 2023 equity grants will be in the form of restricted stock units (“RSUs”), of which 50% will be subject to performance-based vesting conditions.

In years subsequent to 2023, equity grants, and the portion of equity grants subject to performance-based vesting conditions, will be at the discretion of the Compensation Committee.

With respect to future equity grants, time-based vesting conditions will be deemed satisfied, and performance-based vesting conditions will remain in effect, upon the executive’s resignation for any reason following the attainment of age 62 (except where cause exists), death or disability.  Also with respect to future equity grants, if a change in control occurs and the equity grants are assumed or continued by the surviving company, no accelerated vesting will occur.  However, if the executive’s employment ceases due to a termination without cause or resignation with “good reason” upon or within one year following the change in control, time-based equity grants will then vest and performance-based grants will remain outstanding and will vest (or be forfeited) based on actual performance through the end of the applicable performance periods.  If the equity grants are not assumed or continued, the grants will vest upon the change in control (with any performance-based vesting criteria deemed satisfied at the target level or, if greater, at the level of actual performance achieved through the date of the change in control).

There are no changes to the terms and conditions related to currently outstanding equity grants.

The Executive Employment Agreements provide severance benefits upon involuntary termination and customary non-compete and non-solicitation covenants.  The severance benefits are generally consistent with those payable to Messrs. Vandoorn, Tse, and Valletta upon their terminations, as described above.

The agreement with Mr. Shoshani also includes a housing allowance of $5,068 per month, which is customary for Vishay employees on international assignments.

In contrast to the pre-existing employment agreements, the Executive Employment Agreements do not (i) include automatic equity vesting upon a change in control or (ii) treat change in control as a basis for resignation with severance benefits.

The foregoing summary is qualified in its entirety by reference to the Executive Employment Agreements, which are filed as Exhibits 10.2–10.7, respectively, to this Current Report on Form 8-K.

Amendment of Employment Agreement of Executive Chair

Also on July 14, 2022, the Compensation Committee approved an amendment to the employment agreement of Mr. Marc Zandman, Executive Chair of the Board and Chief Business Development Officer, to codify the terms and conditions of certain supplemental death and disability benefits provided to Mr. Zandman pursuant to his existing employment agreement.  Mr. Zandman’s employment agreement contemplated that these benefits would be provided through third-party insurance providers, but Vishay Israel has decided to self-insure these obligations.  Mr. Zandman’s employment agreement amendment also confirms Vishay Israel’s continued payment of premiums on a basic disability insurance policy (consistent with Vishay Israel’s practice for other salaried employees), and adjusts the performance-based portion of his 2023 and later annual equity grants to between 50 and 75% (with the precise amount to be determined annually by our Compensation Committee).

The foregoing summary is qualified in its entirety by reference to the amendment to Mr. Zandman’s employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 – Other Events

Also on July 14, 2022, the Board of Directors approved an amendment to its Executive Stock Ownership Guidelines, effective January 1, 2023.  Pursuant to the amendment, the Chief Executive Officer will be required to own shares of the Company’s common stock having an aggregate fair market value equal to or greater than three times his base salary as of the annual measurement date (market close on the first trading day of March of each calendar year).  Under these guidelines, an executive promoted into a role with a higher level of required stock ownership will have until the first annual measurement date that occurs at least five years after such promotion to achieve the requisite level of stock ownership.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated July 14, 2022, between Vishay Israel Ltd. (a wholly owned subsidiary of Vishay Intertechnology, Inc.) and Marc Zandman
10.2
Amended and Restated Employment Agreement, dated July 14, 2022, between Vishay Dale Electronics LLC (a wholly owned subsidiary of Vishay Intertechnology, Inc.), Vishay Intertechnology, Inc., and Joel Smejkal.

10.3
Third Amendment to Employment Agreement, dated July 14, 2022, between Vishay Europe GmbH (an indirect wholly owned subsidiary of Vishay Intertechnology, Inc.), Vishay Intertechnology, Inc., and Lori Lipcaman.

10.4	Amended and Restated Employment Agreement, dated July 14, 2022, between Vishay Israel Ltd. (a wholly owned subsidiary of Vishay Intertechnology, Inc.), Vishay Intertechnology, Inc., and Jeff Webster.
10.5	Employment Agreement, dated July 14, 2022, between Siliconix incorporated (a wholly owned subsidiary of Vishay Intertechnology, Inc.), Vishay Intertechnology, Inc. and Roy Shoshani.
10.6
Second Amendment to Employment Agreement, dated July 14, 2022, between Vishay Electronic GmbH (an indirect wholly owned subsidiary of Vishay Intertechnology, Inc.), Vishay Intertechnology, Inc., and Andreas Randebrock.

10.7	Second Amended and Restated Employment Agreement, dated July 14, 2022, between Vishay Intertechnology, Inc. and Peter Henrici.
99.1	Press release dated July 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2022

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer